As filed with the Securities and Exchange Commission on September 17, 2003

                                        Registration No. 333-108392

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                        -----------------------------
                                  FORM S-3/A
                                AMENDMENT ONE
                                     TO
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933
                        -----------------------------

                               RENTECH, INC.
           (Exact name of Registrant as specified in its charter)

              Colorado                                       84-0957421
(State or other jurisdiction of                        (I.R.S. Employer
 Incorporation or organization)                     Identification No.)

                          1331 17th Street, Suite 720
                             Denver, Colorado 80202
                                (303) 298-8008

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          -------------------------

                             Dennis L. Yakobson
                     President and Chief Executive Officer
                                Rentech, Inc.
                           1331 17th St. Suite 720
                           Denver, Colorado  80202
                               (303) 298-8008
          (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               With copy to:
                               Loren L. Mall
                           Brega & Winters P.C.
                      1700 Lincoln Street, Suite 1300
                          Denver, Colorado  80203
                             Tel: (303) 866-9404

                             --------------------


       Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration
Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check
the following box.  [   ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.  [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.  [   ]

     If delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box.  [   ]



                                CALCULATION OF REGISTRATION FEE

     ---------------------------------------------------------------------------
     Title of Each                      Proposed     Proposed
     Class of                           Maximum      Maximum
     Securities        Amount           Offering     Aggregate      Amount of
     to be             to be            Price Per    Offering       Registration
     Registered        Registered(1)    Unit(2)      Price          Fee
     ------------      -------------    ---------    -----------    ------------
     Common Stock      5,073,590 shares    $0.65     $3,297,834     $266.79
     Common Stock
       Underlying
       Convertible
       Promissory
       Notes           4,841,001 shares    $0.65     $3,146,651     $254.57
     Common Stock
       Underlying
       Warrants        2,609,069 shares    $0.65     $1,695,895     $137.20
     Total            12,523,660 shares    $0.65     $8,140,379     $658.56
     --------------------------------------------------------------------------

     <F1>  Subject to adjustment pursuant to the anti-dilution provisions of the securities being registered on this Form, as allowed by Rule 416.
     <F2>  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on average of the high and low sales prices quoted on AMEX on September 15, 2003, within five days of the filing date.



     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                     Subject to Completion, Dated September 16, 2003

P R O S P E C T U S

                             [Logo of Rentech, Inc.]
                                  RENTECH, INC.

                               12,523,660 Shares
                                  Common Stock

     The shareholders of Rentech, Inc. identified in this prospectus under the Selling Shareholders section are offering and selling up to 12,523,660 shares of Rentech's common stock. They own 5,073,590 of these shares. They may acquire some or all of the remaining 7,450,070 shares by exercising convertible promissory notes or stock purchase warrants that we have issued separately to the individuals and entities who are the selling shareholders. The selling shareholders obtained their convertible promissory notes and stock purchase warrants through private placements we made to them.

     The selling shareholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how they may sell their shares in the section called Plan of Distribution on page 13.

     Our shares are traded on The American Stock Exchange under the symbol "RTK." On September 15, 2003, the closing sale price of shares of our common stock was $.65 per share.

                       ------------------

     Investing in our common stock involves risks that are described in The "risk factors" beginning on page 3 of this prospectus.

                       ------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our common stock or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     The date of this prospectus is               , 2003



                           TABLE OF CONTENTS

                                                                    Page
Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . .    5
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . .   11
Selling Shareholders  . . . . . . . . . . . . . . . . . . . . . .   11
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . .   13
Description of Common Stock and Preferred Stock . . . . . . . . .   15
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Where You Can Find More Information . . . . . . . . . . . . . . .   17
Incorporation of Certain Documents By Reference . . . . . . . . .   17


                                  SUMMARY

     This summary highlights information contained in, or incorporated by reference into, this prospectus. It does not contain all of the information that is necessary for you to understand this offering or the terms of the convertible promissory notes and stock purchase warrants and the shares of our common stock issuable upon conversion and exercise of those securities. You should read carefully this entire prospectus and the documents incorporated by reference herein, including our consolidated financial statements and the related notes thereto.

     As used in this prospectus, the terms "we," "us," "our," "Rentech" and "the Company" mean Rentech, Inc., a Colorado corporation, and its subsidiaries, collectively.

Rentech. Inc.

     Rentech is an energy technology company engaged in the gas-to-liquids "GTL" business. We have developed and own GTL technology that we license to members of the energy industry. Our GTL technology is useful for converting synthesis gases derived from carbon-bearing materials, either natural gas or liquids or solids, into synthetic liquid hydrocarbons. The products include clean-burning diesel fuel, naphthas used for making gasoline and certain petrochemicals, and specialty products such as petroleum waxes, petrochemical feedstocks, and synthetic lubricant base oil.

     We own interests in several subsidiaries. Okon Inc. manufactures and sells water-based wood and concrete stains, sealers and concrete block pluggers. These products are biodegradable and environmentally clean. Petroleum Mud Logging provides well logging services to the oil and gas industry. REN Corporation, which is 56% owned by us, develops and sells computer-controlled industrial automation systems, on a custom order basis, to manufacturers for their use in producing their products.

     We are a Colorado corporation. Our principal executive offices are located at 1331 17th Street, Suite 720, Denver, Colorado 80202. Our telephone number is (303) 298-8008. The Internet address of our website is www.rentechinc.com. Information on our website does not constitute part of this prospectus.


The Offering

Securities              12,523,660 shares of common stock offered by the
Offered:                selling shareholders identified in this
                        prospectus. The selling shareholders have acquired or may acquire these shares from us by converting promissory notes or exercising stock purchase warrants that they acquired from us in private placements.

Proceeds of Offering:   We will not receive any proceeds from sales of
                        the common stock by the selling shareholders.

Trading Market:         Our common stock is listed on The American Stock
                        Exchange under the symbol "RTK"." As of September 15, 2003, the closing price of the common stock was $0.65 per share. We anticipate that the selling shareholders will offer the shares covered by this prospectus in that market at the prices prevailing when the shares are offered for sale.

Shares Outstanding:     As of September 15, 2003, 78,892,123 shares of
                        our common stock were issued and outstanding.

Method of Sale:         The selling shareholders may offer their shares
                        through public or private transactions, on or off
                        The American Stock Exchange, at prevailing market prices or at privately negotiated prices. They may make sales directly to purchasers or to or through brokers, agents, dealers or underwriters.
                        The selling shareholders or their permitted transferees may also sell their shares of common stock by complying with Rule 144 or Rule 144A adopted by the Securities and Exchange Commission
                        (SEC) under the Securities Act of 1933, if the requirements of those rules have been satisfied.
                        The selling shareholders will bear all
                        commissions and other compensation paid to brokers in connection with the sale of their shares. See the following section called Plan of Distribution.


                                 RISK FACTORS

     An investment in the securities offered by this prospectus involves a high degree of risk. You should carefully consider the following factors and other information included or incorporated by reference in this prospectus before deciding to purchase shares in the offering.
These risks and uncertainties are not the only ones we face. Others that we do not know about now, or that we do not now think are important, may impair our business or the trading price of our shares.

Lack of Profitable Operations and History of Losses. We have a history of operating losses and have never operated at a profit. From our inception on December 18, 1981 through June 30, 2003, we have incurred losses in the amount of $35,496,561. For the nine months ended June 30, 2003, we recognized a net loss of $4,592,920 applicable to common shareholders. If we do not operate at a profit in the future, we may be unable to continue our operations at the present level. Ultimately, our ability to maintain our present level of business will depend upon earning a profit from commercialization of the Rentech GTL Technology through license fees, royalties and design engineering contracts. Our ability to do so has not been demonstrated.

Working Capital. Our working capital is primarily used for operations, investing activities and payments on long-term debt. At June 30, 2003, we had negative working capital of $1,831,625. This compared to positive working capital of $775,686 at September 30, 2002. If we are not able to maintain or improve our working capital position, we may not be able to implement our plan to commercialize the Rentech GTL Technology or to maintain our operations at the current level. We believe that our working capital, projected revenues from operations and potential additional equity financing will be adequate for operations at the current level through September 30, 2003.

Need for Additional Financing. To raise capital, we have previously issued shares of our common stock, as well as options and warrants to purchase additional shares of common stock. We have expended and will continue to expend substantial funds to research and develop our technologies, especially the Rentech GTL Technology. We intend to seek additional debt and equity financing in the capital markets. There can be no assurance that additional financing, when required, will be available or available on terms acceptable to us. If we cannot obtain sufficient funds, we may be required to delay or to eliminate expenditures for some of our business activities or to sell some of our assets. We may also obtain additional funds through equity and debt project financing and collaborative or other arrangements with joint venture partners and others. If additional funds are raised by issuing equity securities, further dilution to investors may occur. The board of directors of the Company is currently empowered, without stockholder approval, to issue and has issued preferred stock with dividend, liquidation, conversion, voting and other rights that could adversely affect the voting power, equity ownership and other rights of the holders of Rentech's common stock.

Successful Operation of Plants Using Rentech GTL Technology Not Assured. The successful use of Rentech GTL Technology largely depends upon our ability and that of our licensees to design, construct and operate plants using the technology on a commercial scale. Successful commercial use of plants using our technology depends upon a number of factors. These include, among others, constructing plants that are properly designed by the user for the chemical composition of the feedstock obtained for the plant; the amount and quantity of the feedstock; the availability and cost of construction financing; mechanical adequacy of the plant equipment and machinery, whether related or unrelated to the Rentech GTL Technology; costs no higher than expected to separate the catalyst from waxes produced in the gas conversion process; availability and adequacy of roads, utilities, worker housing and other infrastructure, that may be required, at the plant site; the plant operator(s management and skills; operating circumstances; and other conditions that we may not anticipate or control.

Economic Use of Rentech GTL Technology Not Assured. Our ability to benefit from the Rentech GTL Technology depends upon economic operation of plants that use the technology on a commercial scale. Whether our technology can be profitably operated depends upon several factors.
These include adequate quantities of low-cost feedstock, the availability and cost of construction financing, the economic efficiency of the technology, and market demand for the end products at profitable prices. Those qualities, especially the economic performance of the technology, have not been established in a commercial-scale plant. Poor economic results at plants using Rentech GTL Technology would adversely impact our operating results and financial condition by depressing or eliminating our potential income from the technology.

Lack of Adequate Capital to Exploit Rentech GTL Technology. The capital cost of gas conversion plants and natural gas fields or other sources of feedstock that would use Rentech GTL Technology requires more capital than is available to us or to many of our potential licensees. These limitations have slowed and will continue to delay use of the technology and resulting revenues to us. Significant delays may occur before we realize substantial revenues, if any, from operating plants.

Success of the Rentech GTL Technology Depends Upon Licensees. We do not have adequate capital to finance, construct and operate our own commercial plants. Successful use of the Rentech GTL Technology depends upon obtaining financing through joint ventures or use of the technology by licensees with adequate financing. Under the license agreements that we offer, our licensees are responsible for obtaining sources of feedstock, conducting feasibility studies, recruiting personnel who are skilled in conversion plants, obtaining governmental approvals and permits, obtaining sufficient financing on favorable terms for the large capital expenditures required; possibly constructing infrastructure if not otherwise available at the plant site; designing, constructing and operating the plant; and marketing the products. The ability of any licensee to accomplish these requirements, and the efforts, resources and timing schedules to be applied by a licensee, will be controlled by it. If licensees do not proceed with plants using the Rentech GTL Technology or do not successfully operate plants, we would not benefit from the technology.

Competitiveness of the Rentech GTL Technology Not Assured. The development of gas-to-liquids technology is highly competitive. The Rentech GTL Technology is based on Fischer-Tropsch processes that have been used by several others in synthetic fuel projects during the past
60 years. Historic experience has indicated that most of these applications of the established processes were not an economic means to create synthetic fuels. Because of increasing worldwide demand for fuels and other products of the gas-to-liquids technology, as well as the large quantities of carbon bearing gas, liquid and solid materials available as feedstock, there are economic incentives to develop and achieve significant market penetration for successful Fischer-Tropsch technology. Several major integrated oil companies, as well as several smaller companies, have developed or are developing competing technologies. Each of these companies, especially the major oil companies, have significantly more financial and other resources than we do to spend on developing, promoting and using their technology. The U.S. Department of Energy has also sponsored a number of research programs in Fischer-Tropsch technology, some of which might potentially lower the cost of processes that compete with the Rentech GTL Technology. These companies, the Department of Energy, or others, may develop technologies that are more commercially successful or better accepted in the industry than our technology, which could render it obsolete.

No Assurance of Industry Acceptance of Technologies. As is typical in the case of new and rapidly evolving technologies, including the Rentech GTL Technology and the advanced technologies in which we have an interest, demand and industry acceptance are subject to high levels of uncertainty. If the applicable industries fail to accept any of these technologies, especially the Rentech GTL Technology, whether due to unsuccessful use or their novelty, or for other reasons, or acceptance develops more slowly than expected, our business, operating results and financial condition will be materially adversely affected.

Operating Hazards of Plants Using the Rentech GTL Technology. Plants that use the Rentech GTL Technology process carbon-bearing materials, including natural gas, into synthesis gas. Some plants will require the use of oxygen producing systems to convert the feedstock into synthesis gas. These gases, especially oxygen, are highly flammable and explosive. Severe personal injuries and material property damage may result. If such accidents did occur, we could have substantial liabilities and costs. We are not insured for these risks. Furthermore, accidents of this type would likely adversely affect operation of existing as well as proposed plants by increasing costs for safety features.

Dependence Upon Key Personnel. Our success in implementing our business plan is substantially dependent upon the contributions of our executive officers and key employees. The individuals include Dr. Charles B. Benham, Dr. Mark S. Bohn, and Dennis L. Yakobson, each of whom has jointly or individually invented various aspects of the Rentech GTL Technology. At this stage of our development, economic success of the Rentech GTL Technology depends upon several factors, including design of gas conversion plants and their startup to achieve optimal plant operations. That effort requires knowledge, skills, and relationships unique to our key personnel. Moreover, to successfully compete, we will be required to engage in continuous research and development regarding processes, products, markets and costs. Loss of the services of the executive officers or other key employees could have a material adverse effect on our business, operating results and financial condition. We do not have key man life insurance.

No Assurance of Success of Our Investments In Other Companies. The likelihood of success of our minority ownership interests in other companies engaged in advanced technologies unrelated to our core business of GTL is uncertain. This is due to the problems, expenses, difficulties, complications and delays their complex technologies pose as they start their businesses. We have no control over these developments. We have no history of operations in these lines of business upon which to evaluate prospects for future operating or financial success in these lines. If they are unsuccessful, we could lose our investments.

Risk of Technological and Regulatory Change. The markets for our services and products are characterized by rapidly changing competition, new legislation and regulations, and evolving industry standards. If our competitors introduce new technology, if new legislation or regulations are adopted, or if new industry standards emerge, our technologies and products could become obsolete and unmarketable. If we do not anticipate these changes and successfully develop and introduce improvements on a timely basis, we could lose some or all of our customers. That would eliminate or reduce our revenues from the technology that is affected.

Limitations on Protection of Intellectual Property. We rely on a combination of patent, trade secret, copyright and trademark law, nondisclosure agreements and technical security measures to protect our intellectual property rights in our various lines of business. Our patents provide us exclusive rights to exploit our gas-to-liquids process, but the technology could be infringed by others. Our trade secrets for the formulas for our Okon sealers and for our computer software programs used for our GTL process, our oil and gas well field services, and our automated industrial test equipment, could become public. If a trade secret is acquired by a competitor, our competitive position in that line of business would be harmed and our revenues could be substantially reduced.

Fluctuations in Quarterly and Annual Results. We have in the past, and expect in the future, to experience significant fluctuations in quarterly and annual operating results. These variations include differences in actual results of operations from results expected by financial analysts and investors, the demand for licenses of the Rentech GTL Technology, timing of construction and completion of plants using our technology, success in operating plants, receipt of license fees and engineering fees and royalties, improvements or enhancements of gas-to-liquids technology by us and our competitors, economic use of our technology in commercial plants, changes in oil and gas market prices, the impact of competition by other technologies and energy sources, and general economic conditions. We believe that period-to-period comparisons of our results of operations may not necessarily be meaningful and should not be relied upon as indications of future performance. Some or all of these factors may cause our operating results in future fiscal quarters and years to be below the expectations of public market analysts and investors. In this event, the price of our common stock is likely to be materially adversely affected. If so, investors in our common stock who purchased at higher prices would be unable to sell their stock except at a loss.

Deterrence of Tender Offers by Fair Price Provisions. Our Articles of Incorporation include provisions that may make it more difficult for a third party to acquire control of our Company. These provisions include grouping of the board of directors into three classes with staggered terms; a requirement that directors may be removed without cause only with the approval of the holders of 66-2/3% of the outstanding voting power of our capital stock; and a requirement that the holders of not less than 66-2/3% of the voting power of our outstanding capital stock approve certain business combinations of the Company with any holder of more than 10% of the voting power or an affiliate of any such holder unless the transaction is either approved by at least a majority of the uninterested and unaffiliated members of the board of directors or unless certain minimum price and procedural requirements are met. We also have a shareholder rights plan that authorizes issuance to existing shareholders of substantial numbers of preferred share rights or shares of common stock in the event a third party seeks to acquire control of a substantial block of our common stock. These provisions could deter a third party from tendering for the purchase of some or all of our stock and could have the effect of entrenching management.


            NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     Statements made in this prospectus and the information incorporated by reference into this prospectus that are not historical factual statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We intend these forward looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this section for purposes of complying with those safe harbor provisions. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations or Rentech and its officers. They can be identified by the use of terminology such as "may," "will," "expect," "believe," "intend," "plan," "estimate," "anticipate," "should" and other comparable terms, or the negative of them. In addition, we, through our senior management, from time to time make forward-looking oral and written public statements concerning our expected future operations and other developments. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from expectations. We disclaim any intention or obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ materially from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements, whether made in this prospectus or elsewhere, should be considered in context with the risk factors discussed or incorporated by reference in this prospectus and the various disclosures made by us about our businesses in our various public reports incorporated herein by reference. Some of the important factors and events that could cause our actual results, performance or financial condition to differ materially from our expectations include:

     --Results of use of our GTL technology after scaling it up for use in commercial size gas conversion plants;

     --Acceptance by the energy industry of our GTL technology;

     --Availability of large amounts of capital to us or our joint venturers or licensees to construct and operate plants using our GTL technology and to implement our business plan;

     --Economic competitiveness of our GTL technology with other means of producing synthetic liquid hydrocarbons and other fuels; and

     --Circumstances described under the headings "Management's
       Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in our reports on Form 10-Q and Form 10-K that are incorporated by reference in this prospectus.


                             USE OF PROCEEDS

     We will not receive any proceeds from sale of the common stock by the selling shareholders. We may receive cash consideration in connection with exercise of the warrants for cash. If all the warrants are fully exercised for cash, we would receive proceeds, before expenses, of $1,394,119. When and if we receive these proceeds, we will use them for general corporate purposes.

                           SELLING SHAREHOLDERS

     This prospectus may be used by the selling shareholders identified in this section who may be entitled to reoffer and resell our common stock under circumstances requiring the use of a prospectus. No person will be authorized to use this prospectus for an offer of common stock unless we agree.

     Those selling shareholders who may sell shares of common stock that they acquire through exercising our convertible promissory notes and stock purchase warrants obtained the notes and warrants from us in private transactions. The notes and warrants were issued by Rentech in transactions that we reasonably believe to be exempt from the registration requirements of the Securities Act of 1933, as amended, to persons we reasonably believe to be "accredited investors" (as defined in Rule 501(a) of the Securities Act of 1933, as amended). All of the notes and warrants were "restricted securities" under the Securities Act of 1933 prior to this registration. The selling shareholders have represented to us that they purchased the shares for their own account for investment only and not with a view toward selling or distributing them, except pursuant to sales registered under the Securities Act of 1933 or sales exempt from such registration.

     J.P. Turner & Company, LLC and Mid South Capital Inc. are broker-dealers. Each of the selling shareholders acquired these securities from us under their representations that they were purchasing the securities in the ordinary course of business, and at the time of their purchases of the securities, they had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

     Information concerning the shareholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. In addition, the number of shares of common stock issuable upon conversion of the notes and exercise of the warrants is subject to adjustment under certain circumstances. Accordingly, the aggregate amount of notes and the number of shares of common stock into which the notes are convertible and into which the warrants are exercisable may increase or decrease.

     The following table provides information about the shares of common stock beneficially owned by the selling shareholders, and the shares they may offer for resale under this prospectus. This data is based on information provided by or on behalf of the selling shareholders. They may offer some, all or none of the shares they own or may acquire by conversion of the indebtedness represented by the convertible promissory notes or exercise of their warrants.


                                                                Number of Shares
                                                                to be Beneficially Owned
                                                   Number of    On Completion of the
Name of               Number of Shares             Shares That  Offering
Selling               Beneficially Owned           May Be                              % of
Shareholder           Record         Indirect      Offered      Record      Indirect    Class
-----------------     ------         --------      ----------   ------      --------    -----
Richard E. Aronow       552,100        888,889     1,524,445(1)    552,100        -      *
Jeffrey T. Benz         120,000                      120,000          -           -      *
Charles C. Bruner          -            10,500        10,500(2)       -           -      *
C. David Callaham     6,690,872(3)   1,396,944     3,532,983(4)  5,009,003   1,396,944   6.5%
Robert E. Coker          37,300                       65,555        37,300        -       *
Claude C. Corkadel
   III, IRA                -           100,000       100,000          -           -      *
MLFP & SP, Custodian
  FPO Satish B.
  Parekh RRA               -         1,604,081       666,666          -        604,082   *
DSN Enterprises Ltd.    558,300         17,500        17,500       558,300        -      *
Max Gould                35,000         70,062        10,062(2)     35,000      60,000   *
The Hamilton Fund          -         1,100,000     1,100,000(5)       -           -      *
Douglas J. Hibbard         -            30,000        30,000(2)       -           -      *
Jeffrey Holcomb         144,125         51,412        51,412(2)       -        144,125   *
Les N. and
  Ann S. Johnson          8,000         60,556        60,556(1)      8,000        -      *
J.P. Turner & Co. LLC      -            18,938        18,938(2)       -           -      *
Lion Resource
   Management              -         1,100,000     1,100,000(6)       -           -      *
Lo Family Ltd.
  Partnership           580,000        968,889       968,889(1)    580,000        -      *
Donna Maxwell              -           555,375        74,375(2)       -        481,000   *
Mid South Capital Inc.     -            51,411        51,411(2)       -           -      *
Mark Morrill             55,555           -           55,555          -           -      *
Philip S. Mushlin       487,859        242,222       242,222(1)    487,859        -      *
Eugene L. Neidiger         -            11,500        11,500(2)       -           -      *
Norfleet Family
  Trust                  52,777         30,278        30,278(1)     52,777        -      *
Linda Nye                55,556        100,000       100,000        55,556        -      *
Satish B. Parekh           -         1,604,081       666,666          -        604,082   *
Robert L. Parrish          -             5,000         5,000(2)       -           -      *
Frank Patterson           1,300         55,555        55,555         1,300        -      *
Anthony B. Petrelli        -            10,500        10,500(2)       -           -      *
Patrick J. Power           -            18,938        18,938(2)       -           -      *
Leonard Prothe           81,000         60,556        60,556(1)     81,000        -      *
Red Rock Resources,
   Inc.                    -            87,496        87,496(2)       -           -      *
Ralph Riggs             111,111           -          111,111          -           -      *
Regina L. Roesener         -             4,000         4,000(2)       -           -      *
Ronald T. Sanchez          -             3,937         3,937(2)       -           -      *
Barry L. Shamaria        30,000           -           30,000          -           -      *
David L. Simpson        544,000           -          544,000          -           -      *
John Starratt            55,522           -           55,522          -           -      *
Karl P. Smith           200,000         54,500        54,500(1)    200,000        -      *
Sun Up Cleaners          94,222           -           94,222          -           -      *
Richard Taxman          330,000         44,445        48,444(1)    330,000        -      *
John J. Turk               -             3,500         3,500(2)       -           -      *
H. Elliott Upchurch      60,200           -           60,200          -           -      *
Steven Warfield         666,666           -          666,666          -           -      *
                                                  __________
     Total:                                       12,523,660

*Represents beneficial ownership of less than 1% of the outstanding shares of common stock.
(1)  Shares that may be acquired by converting the principal and interest we owe under our convertible promissory notes maturing by April 2004.  The conversion price is $0.45 per share.
(2)  Shares that may be acquired by exercising stock purchase warrants expiring April
     2006 that we issued.  The exercise price is $1.00 per share.
(3)  Includes 1,681,872 shares acquired from us by conversion of our convertible promissory note at the rate of $0.45 per share.
(4)  Includes 484,444 shares that may be acquired through April 2004 by conversion of our convertible promissory note at the rate of $0.45 per share, and an option to acquire 952,500 shares at $0.50 per share, expiring February, 2006.
(5)  Shares that may be acquired by exercising stock purchase warrants expiring August
     14, 2004. The exercise price is $0.45 per share.
(6)  Shares that may be acquired by exercising stock purchase warrants expiring August
     30, 2003. The exercise price is $0.45 per share.


      Based upon C. David Callaham's beneficial ownership of our securities, he may be considered an affiliate of Rentech as defined by the Securities Act of 1933. To the knowledge of Rentech, none of the other selling shareholders nor any of their affiliates, officers, directors or principal equity holders have held any office, position or other material relationship with Rentech within the past three years; except that the holders of the stock purchase warrants listed in the previous table have served, and may continue to serve, as financial consultants to Rentech or as placement agents for Rentech's private placement of its securities.

     Certain of the selling shareholders, their associates and affiliates may from time to time be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

     The number of shares of common stock issuable upon conversion of the convertible promissory notes is subject to adjustment under some circumstances. Accordingly, the aggregate principal amounts of the notes and the number of shares of common stock into which the notes are convertible may increase or decrease.


                          PLAN OF DISTRIBUTION

     The sale of the shares offered by this prospectus may be made on the American Stock Exchange or over-the-counter markets at prices and at terms then prevailing or at prices related to the then-current market price or in negotiated transactions. These shares may be sold by one or more of the following methods:

- A block trade in which the broker or dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

- Purchases by a broker or dealer as principal and resale by a broker or dealer for its account using this prospectus.

- Ordinary brokerage transactions or transactions in which the broker solicits purchasers.

-  In privately negotiated transactions not involving a broker or dealer.

- In open market transactions in reliance upon Rule 144 or Rule 144A under the Securities Act of 1933, provided the selling shareholder's transaction meets the criteria and conforms to the requirements of that rule.

-  In any method permitted by applicable law.

     Each sale may be made either at market prices prevailing at the time of the sale, at negotiated prices, at fixed prices that may be changed, or at prices related to prevailing market prices.

     In effecting sales, brokers or dealers engaged to sell the shares may arrange for other brokers or dealers to participate. Brokers or dealers engaged to sell the shares will receive compensation in the form of commissions or discounts in amounts to be negotiated immediately prior to each sale. These brokers or dealers and any other participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act of 1933 in connection with these sales. We will receive no proceeds from any resales of the shares offered by this prospectus, and we anticipate that the brokers or dealers, if any, participating in the sales of the shares will receive the usual and customary selling commissions.

     In connection with distribution of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares registered hereunder in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also sell shares short and deliver the shares to close out such short positions. The selling shareholders may also enter into option, swaps, derivatives or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares covered by this prospectus, which the broker-dealer may resell pursuant to this prospectus. The selling shareholders may also pledge the shares registered hereunder to a broker or dealer or lender and upon a default, the broker, dealer or lender may effect sales of the pledged shares through use of this prospectus.

     From time to time the selling shareholders may be engaged in short sales, short sales against the box, puts and calls and other hedging transactions in our securities, and may sell and deliver the shares covered by this prospectus in connection with those transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions. In addition, from time to time, a selling shareholder may pledge its shares pursuant to the margin provisions of its customer agreements with its broker-dealer.
Upon delivery of the shares or a default by a selling shareholder, the broker-dealer or financial lender may offer and sell the pledged shares from time to time.

     To comply with the securities laws of some states, if applicable, the shares will be sold in those states only through brokers or dealers. In addition, in some states, the shares may not be sold in those states unless they have been registered or qualified for sale in those states or an exemption from registration or qualification is available and is satisfied.

     Under applicable rules and regulations under Regulation M under the Securities Exchange Act of 1934, any person engaged in the distribution of the common stock generally may not simultaneously engage in market making activities with respect to the common stock for a specified period set forth in Regulation M prior to the commencement of the distribution and until its completion. In addition, the selling shareholders will be subject to the applicable provisions of the Securities Act of 1933 and Securities Exchange Act of 1934 and the rules and regulations thereunder, which may limit the timing of purchases and sales of shares of the common stock by the selling shareholders. These limitations may affect the marketability of the common stock.

     The selling shareholders will pay any applicable underwriting commissions and expenses, brokerage fees and transfer taxes. We will bear the expenses of registration. We have agreed to indemnify and hold harmless the selling shareholders from certain liabilities under the Securities Act of 1933. The selling shareholders also have agreed to indemnify us against certain liabilities in connection with the registration and the offering and sale of the shares.


               DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

     The authorized capital stock of Rentech consists of 100,000,000 shares of common stock, $.01 par value per share, and 1,000,000 shares of preferred stock, $10 par value per share. A quorum for purposes of meetings of common shareholders consists of a majority of the issued and outstanding shares of common stock. Once a quorum is established, action of a routine nature may be taken by a majority of the shares represented in person or by proxy at the meeting. Most major corporate transactions such as mergers, consolidations, sales of all or substantially all assets, and certain amendments to the articles of incorporation require approval by the holders of two-thirds of the issued and outstanding shares of common stock entitled to vote. Our board of directors is authorized to issue shares of common stock and preferred stock without approval of shareholders. Shares of preferred stock may be issued in one or more series, the terms of which will be determined at the time of issuance by the board of directors without any requirement for shareholder approval. These rights may include voting rights, preferences as to dividends, and upon liquidation, conversion and redemption rights, and mandatory redemption provisions pursuant to sinking funds or otherwise.

     The board of directors has authority to issue additional shares of common stock, warrants and options to purchase common stock, and preferred shares convertible into shares of common stock. The board of directors has recently issued securities, including convertible promissory notes, options and warrants to purchase additional shares of common stock. Conversion of the promissory notes and exercise of the warrants now issued and others that may be issued, and issuance of additional shares of common stock or preferred stock convertible into common stock, would reduce the percentage ownership held by those who purchase shares of the common stock in this offering. That would also dilute the book value of those purchasers and others who are then shareholders.

     Our Articles of Incorporation contain several provisions that may make a takeover of the Company by a third party more difficult. These provisions include: (i) classification of its board of directors into three classes as nearly equal in size as practicable, with the members of only one class to be elected annually for a three-year term; (ii) directors may be removed without cause only with the approval of the holders of two-thirds of the outstanding voting power of all capital stock of Rentech; (iii) special meetings of shareholders may be called only by the president, directors, or affirmative vote of 10% or more of the voting power of the outstanding capital stock of Rentech; and (iv) approval by the holders of two-thirds of the voting power of the outstanding capital stock of Rentech is required for certain business combinations of Rentech with any holder of more than 10% of such voting power or an affiliate of any such holder unless the transaction is either approved by at least a majority of the uninterested and unaffiliated members of Rentech's board of Directors or unless certain minimum price and procedural requirements are met designed to assure that all shareholders of the Company receive a fair price for their shares.

     We also have a shareholder rights plan that authorizes issuance to existing shareholders of substantial numbers of preferred shares rights or shares of common stock in the event a third party seeks to acquire control of a substantial block of our common stock. These provisions could deter an offer by a third party for the purchase of some or all of our outstanding securities and could have the effect of entrenching management. Pursuant to the shareholder rights plan, we amended our Articles of Incorporation to authorize the issuance of rights to 500,000 shares of Series 1998-C Participating Cumulative Preferred Stock. In the event that a person acquires 15% or more of the shares of our common stock, the holders of common stock at that time have the right to receive 1/100 of a share of Series 1998-C Participating Cumulative Preferred Stock for each share of common stock owned by such person. The holders of this preferred stock are entitled to dividends in the event that we declare a dividend or distribution on the common stock. The holders of the Series 1998-C Participating Cumulative Preferred Stock would be entitled to vote on all matters submitted to a vote of our shareholders. Whenever dividends on the Series 1998-C Participating Cumulative Preferred Stock are in arrears for six quarterly dividends, the holders of such stock (voting as a class) would have the right to elect two directors. While shares of our Series 1998-B Preferred Stock are outstanding, no dividends may be paid on the common stock unless dividends on the those preferred shares have been paid. No shares of common stock may be purchased or funds set aside for that purpose by us except in amounts of less than $100,000 per year until all cumulative dividends have been paid in full. No share rights or shares of common stock have been issued under the Shareholder Rights Plan.

     The shares of common stock covered by this prospectus are fully paid and nonassessable. Holders of common stock have no preemptive rights. Each stockholder is entitled to one vote for each share of common stock held of record by such stockholder. Shareholders have no right to cumulate votes for election of directors. Upon liquidation of the Company, the assets then legally available for distribution to holders of the common stock will be distributed ratably among those shareholders in proportion to their stock holdings. Holders of common stock are entitled to dividends when, as and if declared by the board of directors out of funds legally available for dividends. We have not paid dividends on our common stock since our inception in 1981. We currently intend to retain any earnings for the future operation and development of our business and do not anticipate paying dividends in the foreseeable future. Any future dividends may be restricted by the terms of outstanding preferred stock and other financing arrangements then in effect.

                              LEGAL MATTERS

     Brega & Winters, P.C., 1700 Lincoln Street, Suite 2222, Denver, Colorado 80203 has rendered an opinion as to the legality of the common stock subject to this prospectus. A lawyer associated with Brega & Winters P.C. beneficially owns 283,052 shares of the Company's common stock.

                                  EXPERTS

     The financial statements incorporated by reference on Form 10-K in This prospectus have been audited by Ehrhardt Keefe Steiner & Hottman P.C., independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                   WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's public reference rooms located at its regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. You can also obtain copies of these materials from the SEC's Internet web site located at http://www.sec.gov.

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

*  Annual Report on Form 10-K for the fiscal year ended September 30,
   2002.

*  Current Report on Form 8-K filed November 12, 2002.

*  Current Report on Form 8-K filed December 24, 2002.

*  Current Report on Form 8-K filed February 14, 2003.

*  Current Report on Form 8-K filed May 12, 2003.

*  Quarterly Report on Form 10-Q for the quarter ended December 31, 2002.

*  Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

*  Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

*  Proxy Statement on Schedule 14A dated January 16, 2003.

* The description of capital stock contained in our Form 8-A dated April 4, 2000 and filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating the description.

* The description of preferred stock purchase rights contained in our Form 8-A dated November 18, 1998 and filed with the SEC under Section 12(g) of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating the description.

     In addition, all documents subsequently filed by Rentech pursuant to Sections 13(a), 13c), 14 or 15(d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference herein from their respective dates of filing.

     You may request a copy of these filings, at no cost, by writing, telephoning or sending an electronic message to us at the following addresses:

     Investor Relations
     Rentech, Inc.
     1331 17th Street, Suite 720
     Denver, CO 80202
     (303) 298-8008
     http://www.rentechinc.com

     We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, the shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock.










                                RENTECH, INC.


                            [logo of Rentech, Inc.]


                              12,523,660 Shares
                                 Common Stock

                         P  R  O  S  P  E  C  T  U  S

                            _______________, 2003






                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14.  Other Expenses of Issuance and Distribution.
Registration Fee - Securities and Exchange Commission            $   641.03
Legal Fees and Expenses*                                           6,500.00
Accounting Fees and Expenses*                                      6,500.00
Legal Fees and Expenses in Connection with Blue Sky Filings*       2,000.00
Miscellaneous Expenses*                                              727.57
                                                                 ----------
     Total Expenses                                              $16,368.60
                                                                 ==========
--------------

* Estimated.



Item 15.  Indemnification of Directors and Officers.

     Section 7-108-402 of the Colorado Business Corporation Act provides, generally, that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. The articles of incorporation may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which the provision becomes effective. Rentech's articles of incorporation contain a provision eliminating liability as permitted by the statute. Rentech's articles of incorporation further provide that directors and officers will not be held personally liable for any injury to persons or property caused by the wrongful act of any employee of Rentech unless either (i) the director or officer was personally involved in the situation leading to the litigation or (ii) the director or officer committed a criminal offense in connection with the litigation.

     Section 7-109-103 of the Colorado Business Corporation Act provides that a Colorado corporation must indemnify a person (i) who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or fiduciary or agent of another corporation or other entity or of any employee benefit plan (a "Director") or officer of the corporation and (ii) who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), in which the Director was a party, against reasonable expenses incurred by him or her in connection with the Proceeding, unless such indemnity is limited by the corporation's articles Of incorporation. Rentech's articles of incorporation do not contain any such limitation.

     Section 7-109-102 of the Colorado Business Corporation Act provides, generally, that a Colorado corporation may indemnify a person made a party to a Proceeding because the person is or was a Director, against any obligation incurred with respect to a Proceeding, to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the Director conducted himself or herself in good faith and the Director reasonably believed, in the case of conduct in an official capacity with the corporation, that the Director's conduct was in the corporation's best interests and, in all other cases, the Director's conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the Director had no reasonable cause to believe that his or her conduct was unlawful. Rentech's articles of incorporation provide for such indemnification. A corporation may not indemnify a Director in connection with any Proceeding by or in the right of the corporation in which the Director was adjudged liable to the corporation or, in connection with any other Proceeding charging the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the Proceeding.

     Under Section 7-109-107 of the Colorado Business Corporation Act, unless otherwise provided in its articles of incorporation, a Colorado corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a Director and may indemnify such a person who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. Rentech's articles of incorporation allow indemnification of its officers, employees and agents to the same extent as its directors.

     Section 7-109-104 of the Colorado Business Corporation Act authorizes a Colorado corporation to pay expenses incurred in defending a Proceeding in advance of the final disposition of the Proceeding if the person undertakes in writing to repay the amount if it is a ultimately determined that the person did not meet the statutory standards of conduct.

     Rentech has obtained a policy of directors' and officers liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.


Item 16.  Exhibits.

The following exhibits are filed as part of this Registration Statement or incorporated in it by reference:



Exhibit
Number    Description of Exhibit
------    --------
3.1       Restated and Amended Articles of Incorporation, dated January 4, 1991
          (incorporated herein by reference from the exhibits to Amendment No. 2 to
          Registrant's Form S-18 Registration Statement No. 33-37150-D filed with the
          Securities and Exchange Commission on January 18, 1991).

3.2       Articles of Amendment dated April 5, 1991 to the Restated and Amended
          Articles of Incorporation (incorporated herein by reference from the exhibits to Registrant's Current Report on Form 8-K dated August 10, 1993 filed with the Securities and Exchange Commission).

3.3       Articles of Amendment dated January 26, 1998 to Articles of
          Incorporation-Preferences, Limitations and Relative Rights of Convertible
          Stock, Series 1998-B of Rentech, Inc. (incorporated herein by reference from Exhibit No. 3.(I).2 to Registrant's Form 10-KSB filed with the SEC on
          January 13, 1999).

3.4       Articles of Amendment dated December 4, 1998 to Articles of
          Incorporation-Designation, Preferences and Rights of Series 1998-C
          Participating Cumulative Preference Stock of Rentech, Inc. pertaining to its Shareholder Rights Plan (incorporated herein by reference from Exhibit
          No. 3.(I).4 to Registrant's Form 10-KSB filed with the Securities and
          Exchange Commission on January 13, 1999).

3.5       Bylaws dated January 19, 1999 (incorporated herein by reference from
          Exhibit No. EX-3.(ii) to Registrant's Form 10-KSB filed with the Securities and Exchange Commission on January 12, 2000).

4.1       Shareholder Rights Plan dated November 10, 1998 (incorporated herein by reference from the exhibits to Current Report on Form 8-K/A filed with the
          Securities and Exchange Commission on July 10, 2002).

4.2       Form of Stock Purchase Warrant issued in the 1999 private placement of securities (incorporated by references to Exhibit 4.2 to Annual Report on
          Form 10-KSB for the year ended September 30, 1999 filed on January 12,
          2000).

4.3       Form of Convertible Promissory Note issued under the 2002 private placement of convertible promissory notes (incorporated by reference from
          Registration Statement on Form S-3/A, Amendment No. Two Registration
          Statement No. 333-85682) filed on October 28, 2002).

4.4       Form of Stock Purchase Warrant issued under the 2002 private placement of securities (incorporated by reference from Registration Statement on Form
          S-3/A, Amendment No. Two (Registration Statement No. 333-85682) filed on
          October 28, 2002).

4.5 Form of Registration Rights Agreement issue under the 2002 private placement of securities (incorporated by reference from Registration
          Statement on Form S-3/A, Amendment No. Two (Registration Statement No.
          333-85682) filed on October 28, 2002).

4.6       Form of Nonstatutory Stock Option Agreement (incorporated by reference from
          Registration Statement Amendment on Form S-3/A, No. Two Registration
          Statement No. 333-85682) filed on October 28, 2002).

4.7       Form of Convertible Promissory Note issued under the 2003 private placement of convertible promissory notes (incorporated by reference to Exhibit 4.7 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2003).

4.8       Form of Stock Purchase Warrant issued under the 2003 private placement of convertible promissory notes (incorporated by reference to Exhibit 4.8 to
          Quarterly Report on Form 10-Q for the quarter ended March 31, 2003).

5         Opinion of Brega & Winters, P.C.

10.1      1990 Stock Option Plan (incorporated by reference from the exhibits to the
          Company's Registration Statement No. 33-37150-D on Form S-18).

10.2 1994 Stock Option Plan (incorporated by reference from the exhibits to Post-Effective Registration Amendment No. 5 to Registrant's Form S-18 on
          Form SB-2 Registration Statement No. 33-37150-D).

10.3 1996 Stock Option Plan (incorporated by reference from the exhibits to Registrant's Current Report on Form 8-K dated December 18, 1996).

10.4 1998 Stock Option Plan (incorporated by reference to the exhibits to Registration Statement No. 333-95537 on Form S-8).

10.5      2001 Stock Option Plan (incorporated by reference to the exhibits to Annual
          Report on Form 10-K/A Amendment One for the year ended September 30, 2002).

10.6      2003 Stock Option Plan (incorporated by reference to the exhibits to Annual
          Report on Form 10K/A Amendment One for the year ended September 30, 2002).

10.7      License Agreement with Texaco Natural gas, Inc. dated October 8, 1998
          (incorporated by reference to Exhibit 10.10 to Annual Report on Form 10-KSB for the year ended September 30, 1998).

10.8      Technical Services Agreement dated June 14, 1999 between Rentech and Texaco
          Energy Systems, Inc. (incorporated by reference from the exhibits to
          Rentech's Annual Report on Form 10-K filed with the Securities and Exchange
          Commission on December 28, 2001).

10.9      Services Contract with Wyoming Business Council dated January 30, 2001
          (incorporated by reference from Registration Statement Amendment No. Two
          (Registration Statement No. 333-85682)filed on October 28, 2002).

10.10     Letter of Intent with ITN Energy Systems, Inc. dated October 17, 1996
          (incorporated by reference to the exhibits to Current Report on Form 8-K/A dated November 7, 1996).

10.11 Letter Agreement with BC Projectos dated March 4, 1999 (incorporated by reference from Registration Statement on Form S-3/A, Amendment No. Two
          (Registration Statement No. 333-85682) filed on October 28, 2002).

10.12 Letter of Intent with Pertamina dated October 2, 2001 (incorporated by reference from Registration Statement on Form S-3/A, Amendment No. Two
          (Registration Statement No. 333-85682) filed on October 28, 2002).

10.13     Letter of Intent with Oroboros AB dated September 29, 1999
          (incorporated by reference from Registration Statement on Form
          S-3/A, Amendment No. Two (Registration Statement No. 333-85682) filed on
          October 28, 2002).

10.14     Memorandum of Understanding with GTL Bolivia, S.A. dated June 22, 2001
          (incorporated by reference from Registration Statement on Form
          S-3/A, Amendment No. Two (Registration Statement No. 333-85682) filed on
          October 28, 2002).

10.15     Memorandum of Understanding with Jacobs Engineering U.K. Limited dated July
          15, 1999 (incorporated by reference from Registration Statement on Form
          S-3/A, Amendment No. Two (Registration Statement No. 333-85682) filed on
          October 28, 2002).

10.16 Agreement with Petrie Parkman & Co. dated May 10, 2001 (incorporated by reference from Registration Statement on Form S-3/A, Amendment No. Two
          (Registration Statement No. 333-85682) filed on October 28, 2002).

10.17     Employment Contract with executive officer of subsidiary REN Corporation
          (incorporated by reference from the exhibits to Rentech's Annual Report on
          Form 10-K filed with the Securities and Exchange Commission on
          December 28, 2001).

10.18     Employment Agreement with Charles B. Benham (incorporated by reference from
          Registration Statement on Form S-3/A, Amendment No. Two (Registration
          Statement No. 333-85682) filed on October 28, 2002).

10.19     Employment Agreement with Mark S. Bohn (incorporated by reference from
          Registration Statement Amendment on Form S-3/A, No. Two (Registration
          Statement No. 333-85682) filed on October 28, 2002).

10.20     Employment Agreement with Ronald S. Butz (incorporated by reference from
          Registration Statement on Form S-3/A, Amendment No. Two (Registration
          Statement No. 333-85682) filed on October 28, 2002).

10.21     Employment Agreement with James P. Samuels (incorporated by reference from
          Registration Statement on Form S-3/A, Amendment No. Two (Registration
          Statement No. 333-85682) filed on October 28, 2002).

10.22     Employment Agreement with Dennis L. Yakobson (incorporated by reference from Registration Statement on Form S-3/A, Amendment No. Two (Registration
          Statement No. 333-85682) filed on October 28, 2002).

23.1      Consent of Independent Certified Public Accountants.

23.2      Consent of Brega & Winters P.C. (included in Exhibit 5).

24 General Power of Attorney (included in the signature page to this registration statement).




Item 17.  Undertakings.

I.     A.  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at he termination of the offering.

       B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and shall be governed by the final adjudication of such issue.


                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 16th day of September, 2003.

                            RENTECH, INC.


                             /s/ Dennis L. Yakobson
                       By:  ---------------------------------
                            Dennis L. Yakobson, President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                 Title                         Date


/s/ DENNIS L. YAKOBSON
----------------------    Chairman of the Board,        September 16, 2003
Dennis L. Yakobson        President and Chief
                          Executive Officer
                          (Principal Executive
                          Officer)


/s/ JAMES P. SAMUELS
----------------------    Vice President - Finance,     September 16, 2003
James P. Samuels          (Principal Financial
                          Officer)


/s/ RONALD C. BUTZ
----------------------    Vice President - Legal        September 16, 2003
Ronald C. Butz            Chief Operating Officer,
                          Secretary and Director


/s/ JOHN P. DIESEL
----------------------    Director                      September 16, 2003
John P. Diesel by
Dennis L. Yakobson as
attorney in fact


/s/ JOHN J. BALL
----------------------    Director                      September 16, 2003
John J. Ball by
Dennis L. Yakobson, as
attorney in fact


/s/ DOUGLAS S. SHEERAN
----------------------    Director                      September 16, 2003
Douglas L. Sheeran by
Dennis L. Yakobson as
attorney in fact


/s/ ERICH W. TIEPEL
----------------------    Director                      September 16, 2003
Erich W. Tiepel by
Dennis L. Yakobson as
attorney in fact



                            EXHIBIT INDEX

Exhibit
Number  Document
3.1     Restated and Amended Articles of Incorporation, dated January 4, 1991
        (incorporated herein by reference from the exhibits to Amendment No. 2 to Registrant's Form S-18 Registration Statement No. 33-37150-D filed with the Securities and Exchange Commission on January 18, 1991).

3.2     Articles of Amendment dated April 5, 1991 to the Restated and Amended
        Articles of Incorporation (incorporated herein by reference from the exhibits to Registrant's Current Report on Form 8-K dated August 10,
        1993 filed with the Securities and Exchange Commission).

3.3     Articles of Amendment dated January 26, 1998 to Articles of
        Incorporation-Preferences, Limitations and Relative Rights of
        Convertible Stock, Series 1998-B of Rentech, Inc. (incorporated herein by reference from Exhibit No. 3.(I).2 to Registrant's Form 10-KSB filed with the SEC on January 13, 1999).

3.4     Articles of Amendment dated December 4, 1998 to Articles of
        Incorporation-Designation, Preferences and Rights of Series 1998-C
        Participating Cumulative Preference Stock of Rentech, Inc. pertaining to its Shareholder Rights Plan (incorporated herein by reference from Exhibit No. 3.(I).4 to Registrant's Form 10-KSB filed with the
        Securities and Exchange Commission on January 13, 1999).

3.5     Bylaws dated January 19, 1999 (incorporated herein by reference from
        Exhibit No. EX-3.(ii) to Registrant's Form 10-KSB filed with the
        Securities and Exchange Commission on January 12, 2000).

4.1 Shareholder Rights Plan dated November 10, 1998 (incorporated herein by reference from the exhibits to Current Report on Form 8-K/A filed with the Securities and Exchange Commission on July 10, 2002).

4.2     Form of Stock Purchase Warrant issued in the 1999 private placement of securities (incorporated by reference to Exhibit 4.2 to Annual Report on
        Form 10-KSB for the year ended September 30, 1999 filed on January 12, 2000).

4.3 Form of Convertible Promissory Note issued under the 2002 private placement of convertible promissory notes (incorporated by reference from Registration Statement on Form S-3/A, Amendment No. Two (Registration
        Statement No. 333-85682) filed on October 28, 2002).

4.4     Form of Stock Purchase Warrant issued under the 2002 private placement of securities (incorporated by reference from Registration Statement Amendment
        No. Two (Registration Statement No. 333-85682) filed on October 28, 2002).

4.5     Form of Registration Rights Agreement (incorporated by reference from
        Registration Statement on Form S-3/A, Amendment No. Two (Registration
        Statement No. 333-85682) filed on October 28, 2002).

4.6     Form of Nonstatutory Stock Option Agreement (incorporated by reference from Registration Statement on Form S-3/A, Amendment No. Two
        (Registration Statement No. 333-85682) filed on October 28, 2002).
4.7     Form of Convertible Promissory Note issued under the 2003 private placement of convertible promissory notes (incorporated by reference to Exhibit 4.7 to
        Quarterly Report on Form 10-Q for the quarter ended March 31, 2003).

4.8 Form of Stock Purchase Warrant issued under the 2003 private placement of convertible promissory notes (incorporated by reference to Exhibit 4.8 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2003).

5       Opinion of Brega & Winters, P.C.

10.1 1990 Stock Option Plan (incorporated by reference from the exhibits to the Company's Registration Statement No. 33-37150-D on Form S-18).

10.2 1994 Stock Option Plan (incorporated by reference from the exhibits to Post-Effective Registration Amendment No. 5 to Registrant's Form S-18 on Form SB-2 Registration Statement No. 33-37150-D).

10.3 1996 Stock Option Plan (incorporated by reference from the exhibits to Registrant's Current Report on Form 8-K dated December 18, 1996).

10.4 1998 Stock Option Plan (incorporated by reference to the exhibits to Registration Statement No. 333-95537 on Form S-8).

10.5    2001 Stock Option Plan (incorporated by reference to the exhibits to Annual
        Report on Form 10-K/A Amendment One for the year ended September 30, 2002).

10.6    2003 Stock Option Plan (incorporated by reference to the exhibits to Annual
        Report on Form 10K/A Amendment One for the year ended September 30, 2002).

10.7    License Agreement with Texaco Natural gas, Inc. dated October 8, 1998
        (incorporated by reference to Exhibit 10.10 to Annual Report on Form 10-KSB for the year ended September 30, 1998).

10.8    Technical Services Agreement dated June 14, 1999 between Rentech and
        Texaco Energy Systems, Inc. (incorporated by reference from the exhibits to Rentech's Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 28, 2001).

10.9    Services Contract with Wyoming Business Council dated January 29, 2001
        (incorporated by reference from Registration Statement Amendment No.
        Two (Registration Statement No. 333-85682) filed on October 28, 2002).

10.10   Letter of Intent with ITN Energy Systems, Inc. dated October 17, 1996
        (incorporated by reference to the exhibits to Current Report on For 8-K/A dated November 7, 1996).

10.11   Letter Agreement with BC Projectos dated March 4, 1999
        (incorporated by reference from Registration Statement on Form S-3/A,
        Amendment No. Two (Registration Statement No. 333-85682) filed on October
        28, 2002).

10.12   Joint Study Agreement with Pertamina dated October 2, 2001
        (incorporated by reference from Registration Statement on Form S-3/A,
        Amendment No. Two (Registration Statement No. 333-85682) filed on October 28,
        2002).

10.13   Letter of Intent with Oroboros AB dated September 29, 1999
        (incorporated by reference from Registration Statement on Form S-3/A,
        Amendment No. Two (Registration Statement No. 333-85682) filed on October 28,
        2002).

10.14   Memorandum of Understanding with GTL Bolivia, S.A. dated June 22, 2001
        (incorporated by reference from Registration Statement on Form S-3/A,
        Amendment No. Two (Registration Statement No. 333-85682) filed on October 28,
        2002).

10.15   Memorandum of Understanding with Jacobs Engineering U.K. Limited dated
        July 15, 1999 (incorporated by reference from Registration Statement on Form S-3/A, Amendment No. Two (Registration Statement No. 333-85682) filed on October 28, 2002).

10.16 Agreement with Petrie Parkman & Co. dated May 10, 2001 (incorporated by reference from Registration Statement on Form S-3/A, Amendment No. Two
        (Registration Statement No. 333-85682) filed on October 28, 2002).

10.17   Employment Contract with executive officer of subsidiary REN
        Corporation (incorporated by reference from the exhibits to Rentech's
        Annual Report on Form 10-K filed with the Securities and Exchange
        Commission on December 28, 2001).

10.18 Employment Agreement with Charles B. Benham (incorporated by reference from Registration Statement on Form S-3/A, Amendment No. Two (Registration
        Statement No. 333-85682) filed on October 28, 2002).

10.19   Employment Agreement with Mark S. Bohn (incorporated by reference from
        Registration Statement on Form S-3/A, Amendment No. Two (Registration
        Statement No. 333-85682) filed on October 28, 2002).

10.20 Employment Agreement with Ronald C. Butz (incorporated by reference from Registration Statement on Form S-3/A, Amendment No. Two (Registration
        Statement No. 333-85682) filed on October 28, 2002).

10.21 Employment Agreement with James P. Samuels (incorporated by reference from Registration Statement on Form S-3/A, Amendment No. Two (Registration
        Statement No. 333-85682) filed on October 28, 2002).

10.22 Employment Agreement with Dennis L. Yakobson (incorporated by reference from Registration Statement on Form S-3/A, Amendment No. Two
        (Registration Statement No. 333-85682) filed on October 28, 2002).

23.1    Consent of Independent Certified Public Accountants.

23.2    Consent of Brega & Winters P.C. (included in Exhibit 5).




                                 Exhibit 5

                    Brega & Winters P.C. Attorneys at Law
            Wells Fargo Center, 1700 Lincoln Street, Suite 1300
                          Denver, Colorado 80203



                                September 16, 2003


Rentech, Inc.
1331 17th Street, Suite 720
Denver, CO 80202

     Re:  Registration Statement on Form S-3

Gentlemen:

     This firm has represented Rentech, Inc., a Colorado corporation (the Company), in connection with the proposed offering by selling shareholders of up to 12,523,660 shares of its common stock, $.01 par value, including shares of common stock underlying its convertible promissory notes and warrants to purchase common stock, pursuant to a registration statement on Form S-3. The shares are being offered and sold from time to time by the selling shareholders named in the prospectus forming part of this registration statement, in the manner described in the prospectus. In connection with such representation, we have reviewed the Company's articles of incorporation, bylaws, minute books and the applicable laws of the state of Colorado.

     Our opinions set forth in this letter are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and remedies and to general principles of equity (whether considered in a proceeding in equity or at law).

     Based on the foregoing, we are of the opinion that the shares of common stock issued or to be issued upon exercise of the convertible promissory notes and warrants to purchase common stock described in the prospectus will be validly issued, fully paid and nonassessable.

     We hereby consent to the reference to our firm under the caption "Legal Opinions" in the registration statement on Form S-3 and the related prospectus and to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the registration statement.

                                 Very truly yours,

                                  /s/ Brega & Winters P.C.

                                 BREGA & WINTERS P.C.




                               Exhibit 23.1

                   Ehrhardt Keefe Steiner & Hottman P.C.
                       7979 E. Tufts Ave., Suite 400
                        Denver, Colorado 80237-2843

         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Stockholders and Board of Directors
Rentech, Inc.
Denver, Colorado

     We consent to the incorporation by reference in the prospectus constituting a part of this registration statement on Form S-3/A Amendment No. One of our report dated December 18, 2002, relating to the consolidated financial statements of Rentech, Inc. appearing in the Annual Report on Form 10-K of Rentech, Inc. for the year ended September 30, 2002.

     We also consent to the reference to us under the caption "Experts" in the prospectus which is part of this registration statement.

/s/ Ehrhardt Keefe Steiner & Hottman P.C.

Denver, Colorado
September 16, 2003




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